Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1901 Sixth Avenue North, 28th Floor Birmingham, AL	35203
(Address of principal executive offices)	(Zip Code)

Regions Bank
Corporate Trust Department
1180 West Peachtree Street
Suite 1200
 Atlanta, GA 30309

(404) 581-3740

(Name, address and telephone number of agent for service)

EARTHLINK, INC.

(Exact name of Registrant as specified in its charter)

Delaware (Province or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	58-2511877 (I.R.S. Employer Identification No., if applicable)

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

(404) 815-0770

(Address, including zip code, and telephone number,

including area code, of each registrant’s principal executive offices)

Bradley A. Ferguson

Executive Vice President, Chief Financial Officer

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

(404) 815-0770

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David M. Carter

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1200

Debt Securities

Senior Debt Securities

Item 1. General Information.

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank of Atlanta	1000 Peachtree Street NE, Atlanta, Georgia 30309-4470

Alabama State Banking Department	P.O. Box 4600, Montgomery, Alabama 36103-4600

(b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

N/A

Item 3. - 15. Not Applicable

Item 16. List of Exhibits.

Exhibit 1(a).	Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to Form T-1, Registration No. 22-21909).

Exhibit 1(b).

Articles of Amendment to Restated Articles of Incorporation of the Trustee. (incorporated by reference to Exhibit 1(b) to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

Exhibit 1(c).

Articles of Amendment to Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(c) to Form T-1, filed as Exhibit 25 to the Form S-3/A of BellSouth Telecommunications, Inc. filed with the Commission on August 17, 2004).

Exhibit 1(d).

Articles of Restatement of Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1(d) to Form T-1, filed as Exhibit 25.1 to the Form S-3 Registration Statement of Community Health Systems, Inc. and CHS/Community Health Systems, Inc., Registration Number 333-181630 filed on May 24, 2012).

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to Form T-1, Registration No. 22-21909).

Exhibit 4.

Bylaws of the Trustee (incorporated by reference to Exhibit 4 to Form T-1, filed as Exhibit 25.1 to the Form S-3 Registration Statement of Community Health Systems, Inc. and CHS/Community Health Systems, Inc., Registration No. 333-181630 filed on May 24, 2012).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act, attached as Exhibit 6.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Atlanta, and State of Georgia, on this 10th day of July, 2013.

REGIONS BANK

/s/ Thomas E. Clower
By:	Name:	Thomas E. Clower
	Title:	Vice President

Exhibit 6 to Form T-1

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: July 10, 2013

REGIONS BANK

By:	/s/ Thomas E. Clower
Name:	Thomas E. Clower
Title:	Vice President

Exhibit 7 to Form T-1

REPORT OF CONDITION

Regions Bank
Legal Title of Bank
Birmingham
City
AL	35203
State	Zip Code
FDIC Certificate Number: 12368

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands		RCFD	Tril | Bil | Mil | Thou
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A) :
	a.	Noninterest-bearing balances and currency and coin (1)			0081	1,946,849
	b.	Interest-bearing balances (2)			0071	3,132,049
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	2,706
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	26,483,962
3.	Federal funds sold and securities purchased under agreements to resell:				RCON
	a.	Federal funds sold in domestic offices			B987	0
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	0
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	1,082,398
	b.	Loans and leases, net of unearned income	B528	73,952,438
	c.	LESS: Allowance for loan and lease losses	3123	1,748,713
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	72,203,725
5.	Trading assets (from Schedule RC-D)				3545	567,810
6.	Premises and fixed assets (including capitalized leases)				2145	2,243,237
7.	Other real estate owned (from Schedule RC-M)				2150	132,936
8.	Investments in unconsolidated subsidiaries and associated companies				2130	0
9.	Direct and indirect investments in real estate ventures				3656	0
10.	Intangible assets:
	a.	Goodwill			3163	4,242,336
	b.	Other intangible assets (from Schedule RC-M)			0426	552,035
11.	Other assets (from Schedule RC-F)				2160	6,345,233
12.	Total assets (sum of items 1 through 11)				2170	118,935,276

(1)         Includes cash items in process of collection and unposted debits.

(2)         Includes time certificates of deposit not held for trading.

(3)         Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Regions Bank
Legal Title of Bank
FDIC Certificate Number: 12368

Schedule RC—Continued

			Dollar Amounts in Thousands			Tril | Bil | Mil | Thou
Liabilities
13.	Deposits:				RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	95,137,893
		(1) Noninterest-bearing (1)	6631	30,233,990
		(2) Interest-bearing	6636	64,903,903
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	334,486
		(1) Noninterest-bearing	6631	0
		(2) Interest-bearing	6636	334,486
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (2)			B993	28,323
					RCFD
	b.	Securities sold under agreements to repurchase (3)			B995	1,800,069
15.	Trading liabilities (from Schedule RC-D)				3548	54,793
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	1,146,998
17.	and 18. Not applicable
19.	Subordinated notes and debentures (4)				3200	2,119,033
20.	Other liabilities (from Schedule RC-G)				2930	1,713,653
21.	Total liabilities (sum of items 13 through 20)				2948	102,335,248
22.	Not applicable

			RCFD	Tril | Bil | Mil | Thou
Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838	0
24.	Common stock		3230	103
25.	Surplus (excludes all surplus related to preferred stock)		3839	19,244,581
26.	a.	Retained earnings	3632	-2,737,582
	b.	Accumulated other comprehensive income (5)	B530	-12,803
	c.	Other equity capital components (6)	A130	0
27.	a.	Total bank equity capital (sum of items 23 through 26.c)	3210	16,494,299
	b.	Noncontrolling (minority) interests in consolidated subsidiaries	3000	105,729
28.	Total equity capital (sum of items 27.a and 27.b)		G105	16,600,028
29.	Total liabilities and equity capital (sum of items 21 and 28)		3300	118,935,276